Exhibit 32.2

CFO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Emclaire Financial Corp (the Corporation) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Amanda L. Engles, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation.

/s/ Amanda L. Engles

Amanda L. Engles

Chief Financial Officer

November 10, 2022

Note: A signed original of this written statement has been provided to Emclaire Financial Corp and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.